Exhibit 10.29

ADDENDUM

This addendum (the “Addendum”) is made by and between:

1)	HAPPY HOUR SOLUTIONS LTD., a company registered in Cyprus with registration number 419393 and whose registered office is at Chytron 3, Office 301, 1075 Nicosia, Cyprus (“Licensee”); and

2)	HR ENTERTAINMENT LTD., a company registered in British Virgin Islands with registration number 2072266 whose registered office is at 1st floor, Columbus Centre, P.O. 2283, Road Town, Tortola, British Virgin Islands (“Licensor”)

Hereinafter collectively referred to as the “Parties”.

RECITAL

A.	The Parties have an existing contractual relationship pursuant to the terms of a Domain License Agreement between the Parties entered into on 1 January 2022 (the Domain License Agreement together with any amendments and/or addendums thereto is hereinafter referred to as the “Main Agreement”).

B.	The Parties have agreed to extend the Main Agreement for a further three (3) years pursuant to the terms set out in this Addendum.

AGREED

Definitions

1.	Irrespective of the date of signature of hereof, this Addendum commences on 1 December 2023.

2.	Unless stated otherwise, all terms defined in this Addendum shall have the same meaning as set out in the Main Agreement. This Addendum shall only add to or amend the Main Agreement as expressly set out herein.

3.	The Recitals contained above shall be taken into account in the interpretation and construction of this Addendum.

4.	The headings in this Addendum are for ease of reference only and shall not affect its construction.

5.	In this Addendum if the context so requires, references to the singular shall include the plural and vice versa.

Term and Termination

6.	The term set out in clause 5.1 of the Main Agreement shall be extended to 31 December 2025.

7.	All other terms set out in clause 5 of the Main Agreement and, except as expressly set out herein, shall remain as set out therein.

Miscellaneous

8.	This Addendum shall only add to or amend the Main Agreement as expressly set out herein. In the event of any conflict between the provisions of the Main Agreement and the provisions of this Addendum, the provisions of this Addendum shall prevail.

9.	The Main Agreement together with this Addendum, now constitutes the entire agreement between the Parties and supersedes any prior agreements and negotiations with respect thereto.

10.	This Addendum shall be governed in all respects by, and construed in accordance with, the laws of Cyprus.

11.	This Addendum may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all of which together shall constitute one and the same agreement. This Addendum is not effective until each Party has executed at least one counterpart. Signatures to this Addendum transmitted by facsimile, by electronic mail in “portable document format” (“.pdf”), or by any other electronic means which preserves the original graphic and pictorial appearance of the Addendum, shall have the same effect as physical delivery of the paper document bearing the original signature.

IN WITNESS whereof, the Parties hereto confirm the contents of this Addendum and agrees to be bound by the terms contained herein.

Angeliki Panari

For and behalf of Happy Hour Solutions Ltd

Marice Vai

For and behalf of HR Entertainment Ltd

2